UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On Wednesday June 14, 2006, the registrant’s management conducted a presentation at the Merril Lynch Global Transportation Conference during which management provided an update to its estimated revised revenue per available seat mile or RASM guidance for the second quarter 2006 as well as updates to its outlook on second quarter 2006 fuel prices and non-fuel unit costs.

The Company announced that it expects the year over year change in second quarter 2006 RASM to now be between 15 percent and 16 percent higher year over year.

The Company expects absolute revenue growth in excess of thirty percent year over year for the full year 2006.

The Company has entered into advanced fuel purchase agreements to reduce our exposure to fluctuations in fuel price. As of June 15th, our advanced fuel purchase agreements that would impact our fuel prices vs. spot market pricing were as follows:

	Gallons/(est. %)	Price Range

Second Quarter 2006	18.9 million (24%)	$2.00-2.05/gallon
Third Quarter 2006	18.7 million (22%)	$2.15-2.20/gallon
Fourth Quarter 2006	18.7 million (22%)	$2.15-2.20/gallon
Full Year 2007	30.2 million (7%)	$1.80-1.85/gallon

The Company announced that it expects fuel prices for the second quarter 2006 to be between a range of $2.25-$2.30 net of hedges.

The Company announced that it expects its non-fuel unit cost (CASM ex-fuel) for the second quarter to be up year over year, but lower than previous guidance of up 2-3%. The company expects its non-fuel unit cost for the full year to be down.

A copy of management’s presentation slides is attached hereto as Exhibit 99.1.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
99.1	Presentation provided at the Merrill Lynch Global Transportation Conference on June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	AirTran Holdings, Inc. (Registrant)

/s/ Stanley J. Gadek
Stanley J. Gadek Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)